SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported) April 29, 2004

AUTONATION, INC.

(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE	1-13107	73-1105145

(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 S.E. 6th Street
Ft. Lauderdale, Florida 33301

(Address Of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code (954) 769-6000

(Former Name Or Former Address, If Changed Since Last Report)

ITEM 12. INFORMATION FURNISHED UNDER ITEM 12 (RESULTS OF OPERATIONS AND FINANCIAL CONDITION)

     On April 29, 2004, AutoNation, Inc. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended March 31, 2004. The text of the press release is reproduced below and the Company’s Quarterly Financial Data Supplement for the quarter ended March 31, 2004 is attached as an exhibit hereto and is incorporated herein by reference.

[AutoNation Logo]
For Immediate Release	Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com

AUTONATION REPORTS FIRST-QUARTER NET INCOME OF $0.32 PER SHARE,
AS SAME STORE SALES GROW 7%

•	Total store revenue growth of 8%

•	Record first-quarter operating income of $181 million, up 6%

•	Company raises full-year EPS outlook by $0.03 to the range of $1.43 — $1.48

Fort Lauderdale, Fla. (April 29, 2004) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported first-quarter net income of $87.3 million, or $0.32 per share, on revenue of $4.8 billion for the period ending March 31, 2004. The results compare with 2003 first-quarter net income from continuing operations of $84.4 million, or $0.29 per share, excluding the benefit of the year-ago IRS tax settlement, on revenue of $4.5 billion. Including this non-cash settlement benefit of $127.5 million, first-quarter 2003 net income from continuing operations was $211.9 million or $0.72 per share.

     The first-quarter $0.32 EPS exceeded the analysts’ consensus estimate of $0.30 per share. Across-the-board growth in both revenue and gross profit coupled with continued share repurchase and leverage of the company’s cost structure drove performance in the quarter. Commenting on the quarter, Mike Jackson, chairman and chief executive officer of AutoNation, stated, “AutoNation delivered strong same store sales results in the first quarter in every area of the business, including new and used vehicles, finance and insurance and parts and service. We also continued to make strides on the cost side of the equation. It was a great quarter and we’re very pleased with our results.”

     First quarter highlights include:

•	Same store revenue growth of 8% for new vehicles, 6% for retail used vehicles, 6% for parts and service and 11% for finance and insurance.

•	An 80 basis point improvement in selling, general and administrative expense as a percent of total gross profit to 73.1%.

•	Completion of the acquisition of Leesburg Honda and Leesburg Toyota in Virginia. The two new vehicle franchises represent collective annual revenue of approximately $77 million.

•	Completion of the acquisition of Glauser Mercedes-Benz in Sarasota, Florida, an authorized Mercedes-Benz and Maybach dealer with annual revenue of approximately $150 million.

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•	The signing of an agreement to acquire John Roberts BMW and MINI of Dallas/Fort Worth, Texas, which is expected to be completed in the second quarter.

•	The repurchase of 3.5 million shares, or 1.3% of the Company’s outstanding common stock, at a cost of $58.1 million.

     Looking ahead, Jackson said, “We are encouraged by our ability to generate top line growth, our continued cost reductions and the disciplined redeployment of our significant cash flow to improve shareholder value. Given this, we are raising our full-year 2004 EPS guidance by $0.03 to the range of $1.43 to $1.48 and anticipate second-quarter earnings per share in the range of $0.38 to $0.40.”

     AutoNation will discuss these results, the Company’s outlook and supporting assumptions during a conference call and audio webcast this morning at 9:00 a.m. Eastern Time. To listen to the live conference call, dial (888) 428-4474 or listen to the audio webcast via the Internet at www.AutoNation.com by clicking on the “About Us” link, then clicking on “Investors” and then “Webcasts.” A playback of the conference call will be available after 12:30 p.m. Eastern Time, through May 6, 2004 by calling (800) 475-6701 (access code #728416) or via the Internet as outlined above.

About AutoNation, Inc.

     AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest automotive retailer. Ranked No. 97 on the 2004 Fortune 500 and a component of the Standard and Poor’s 500 Index, AutoNation employs approximately 28,000 people and owns and operates 365 new vehicle franchises in 18 states. For additional information, please visit http://corp.AutoNation.com or www.AutoNation.com, where more than 100,000 vehicles are available for sale.

Forward Looking Statements

     Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, estimates and expectations is contained in the Company’s SEC filings. The Company undertakes no duty to update its forward-looking statements, including its earnings outlook. This release contains certain non-GAAP financial measures as defined under SEC rules, including first-quarter 2003 net income and earnings per share from continuing operations excluding the benefit of the first-quarter 2003 IRS tax settlement. The Company believes such non-GAAP financial measures improve the transparency of the Company’s disclosure, provide a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company’s ongoing core business operations, and improve the period-to-period comparability of the Company’s results from its core business operations. As required by SEC rules, the Company has provided reconciliations of those measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC. (Registrant)
By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Senior Vice President, General Counsel and Secretary

Dated: April 29, 2004

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INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	AutoNation, Inc. Quarterly Financial Data Supplement for the quarter ended March 31, 2004.

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